Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 49 to the Registration Statement (Form N-4, No. 333-30180) of Separate
Account B of Voya Insurance and Annuity Company, and to the use therein of our reports dated (a) March 27, 2015, with respect to the financial statements of Voya Insurance and
Annuity Company, and (b) April 7, 2015, with respect to the financial statements of Separate
Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia April 21, 2015